MCDONNELL DOUGLAS CORPORATION

                      ARTICLES OF AMENDMENT AND RESTATEMENT


         McDonnell Douglas Corporation, a Maryland corporation, having its principal office in this state in the City of Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     1. The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

     2. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

     FIRST: The name of the corporation (which is hereinafter called the "Corporation") is McDonnell Douglas Corporation.

     SECOND: The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows:

                  (1) To manufacture, design, manage, operate, assemble, construct, produce, purchase or otherwise acquire, import, export, hold, own, store, mortgage, pledge, lease, sell, distribute, market, assign, transfer, repair, alter, rent, hire or lease on royalty, and generally to handle, trade, deal and traffic in and with, either at wholesale or retail or both, and either as owners, agents, factors or on commission or otherwise, goods, wares, merchandise and real and personal property of every class and description, together with any and all materials, supplies, parts, equipment, accessories, and appurtenances of any kind or character connected therewith or a part thereof, or which may be incidental to or arise out of the foregoing, or which may be conveniently manufactured, supplied or dealt in in connection therewith or in carrying on the business herein named or any part thereof.

               (2) To conduct and encourage experimental projects in all matters.

                  (3) To acquire, by purchase, lease or otherwise, and to own, use, operate and conduct, factories, experimental plants, warehouses, aviation fields, stores and salesrooms, including lands, buildings, machinery, equipment and appliances which may be useful to accomplish any of the purposes or to carry on any business which the Corporation is authorized to conduct.

                  (4) To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the Corporation.

                  (5) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of, the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.
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                  (6) To apply for, obtain,  purchase or otherwise acquire,  any
         patents,  copyrights,   licenses,   trademarks,  trade  names,  rights,
         processes, formulas, and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

                  (7) To issue shares of its stock of any class, in any manner permitted by law, to raise money for any of the purposes of the Corporation or in payment for property purchased or for any other lawful consideration; and to purchase or otherwise acquire, hold, and reissue any shares of its capital stock of any class so issued.

                  (8) To borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes or other obligations of any nature, and in any manner permitted by law, for money so borrowed or in payment for property purchased, or for any other lawful consideration, and to secure payment thereof and of the interest thereon, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

                  (9) To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and in any part of the world, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such purposes.

                  (10) To carry out all or any part of the aforesaid purposes, and to conduct its business in all or any of its branches in any or all states, territories, districts, colonies and dependencies of the United States of America and in foreign countries; and to maintain offices and agencies, in any or all states, territories, districts, colonies and dependencies of the United States of America and in foreign countries.

                  It is the intention that the objects and purposes specified in the foregoing clauses of this Article SECOND shall not, unless otherwise specified herein, be in anywise limited or restricted by reference to, or in inference from, the terms of any other clause of this or any other article in this Charter, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes. It is also the intention that said clauses be construed both as purposes and powers, and, generally, that the Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted to, or conferred upon, corporations of this character, by the laws of the State of Maryland, and enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the laws of said State hereafter in force.

               THIRD: The post office address of the principal office of the Corporation in this State is 32 South Street, Baltimore, Maryland 21202-3242. The name and post office address of the Corporation's resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242. Said resident agent is a corporation of the State of Maryland.

                  FOURTH: (1) The number of directors shall be sixteen (16) which number may be increased or decreased pursuant to the by-laws by a vote of not less than 80% of the entire Board of Directors, but in no event shall there be less than three (3) directors. The directors shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall designate. At the annual meeting of the stockholders of the Corporation for 1986, a class of directors shall be elected for a one (1) year term, a class of directors shall be elected for a two (2) year term, and a class of directors shall be elected for a three (3) year term. At each succeeding annual meeting of stockholders, beginning with 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term or the balance of the term of any director whose place has been vacated by death, resignation or otherwise.

                  (2) In case of a vacancy on the Board of Directors for any cause other than an increase in the number of directors, the majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill such vacancy. A vote of not less than 80% of the entire Board of Directors shall be required to fill a vacancy on the Board of Directors which results from an increase in the number of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director elected by the Board of Directors to fill a vacancy on the Board of Directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

                  (3) A director may be removed by stockholders only by the affirmative vote of the holders of not less than 80% of all of the outstanding shares of stock of the Corporation entitled to vote at a meeting of stockholders called for such purpose.

                  (4) Except as may be prohibited by law or limited by this Charter, the Board of Directors shall have the power (which to the extent exercised, shall be exclusive) to fix the number of directors, establish the rules and procedures governing nominations for directors and the internal affairs of the Board of Directors, including, without limitation, the vote required for any action by the Board of Directors, and to establish the rules and procedures that from time to time shall affect the directors' power to manage the business and affairs of the Corporation, and no by-laws shall be adopted by the stockholders which shall modify the foregoing.

                  (5) Notwithstanding any other provisions of this Charter and except as may be prohibited by law, the affirmative vote of at least 80% of the votes entitled to be cast by all outstanding shares of stock entitled to vote at a meeting of stockholders, shall be required to alter, amend, repeal or adopt any provision inconsistent with, this Article FOURTH.

                  FIFTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except to the extent such limitation of liability for directors or officers, as the case may be, is not permitted under the Maryland General Corporation Law, as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article FIFTH shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                  SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 410,000,000 shares, of which 400,000,000 shares shall be Common Stock having a par value of $1.00 per share and 10,000,000 shares shall be Preferred Stock having a par value of $1.00 per share, so that the aggregate par value of all authorized shares of all classes of stock is $410,000,000. The unissued Common and Preferred Stock may be issued upon authority of the Board of Directors without stockholder approval. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock and, until reclassified or changed, from time to time, of the Preferred Stock are as follows:

                  (1) Subject to the preferences and rights of all series of Preferred Stock from time to time issued and outstanding, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be so distributed, and to receive any balance remaining in case of dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of all series of Preferred Stock, if any then be outstanding. Except as may be mandatory under Maryland law at the time in effect, and except as the Board of Directors may have established as herein authorized in respect of one or more series of Preferred Stock at the time outstanding, the holders of Common Stock shall have the exclusive voting power for the election of directors and for all other corporate purposes.

                  (2) Until reclassified, set or changed by the Board of Directors, the Preferred Stock shall have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption. The Board of Directors is expressly authorized, prior to the issuance of any shares of the Preferred Stock, to establish by resolution or resolutions providing for the issuance of any such Preferred Stock:

                           (A) whether and upon what terms the Corporation shall set apart dividends for or pay dividends to the holders of such Preferred Stock before any dividends are set apart for or paid to the holders of Common Stock;

                           (B)      the rate, amount and time of payment of
          dividends;

                           (C) whether and upon what terms the dividends are cumulative to a limited extent, or noncumulative;

                           (D) whether and upon what terms such Preferred Stock is preferred over the Common Stock as to its distributive share of the assets on voluntary or involuntary liquidation of the Corporation and the amount of the preference;

                           (E) whether such Preferred Stock may be redeemed at the option of the Corporation or of the holders of such Preferred Stock and the terms and conditions of redemption, including the time and price of redemption;

                          (F) whether such Preferred Stock is convertible into shares of the Common Stock, and the terms and conditions of conversion;

                           (G) whether and upon what terms the holders of such Preferred Stock issued or to be issued by the Corporation shall have any voting or other rights which, by law, are or may be conferred on stockholders;

                           (H)  any  other  preferences,   rights,  restrictions
         (including restrictions on transferability), and qualifications not inconsistent with law.

                  The Board of Directors may provide for the issuance of Preferred Stock in one or more series and, to the extent permitted by law, may establish by resolution different preferences, rights, restrictions (including restrictions on transferability) and qualification for each series.

                  (3) No holders of stock of the Corporation, of whatever class or series, shall have any preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, whether now or hereafter authorized, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to holders of stock may, as said Board of Directors shall determine, be offered to holders of any class or classes or one or more series of stock at the time existing to the exclusion of holders of any or all other classes or series at the time existing.

                  (4) The Board of Directors of the Corporation, at a meeting duly convened and held on August 2, 1990, pursuant to authority expressly vested in the Board of Directors by Articles SEVENTH and EIGHTH of the Corporation's Articles of Restatement (as then in effect), adopted a resolution reclassifying 1,000,000 unissued shares, par value $1.00 per share, of the unclassified shares of Preferred Stock of the Corporation, par value $1.00 per share, as Series A Junior Participating Preferred Stock, par value $1.00 per share, by setting, before the issuance of such shares, the preferences, rights, voting powers, restrictions, qualifications, and terms and conditions of redemption of and the dividends on the shares of Series A Junior Participating Preferred Stock as hereinafter set forth.

                  A description of said 1,000,000 shares so reclassified by the Board of Directors, with the preferences, rights, voting powers, restrictions, qualifications and terms and conditions of redemption of and the dividends on such shares as set by the Board of Directors of the Corporation is as follows:

                           (A) There shall be a series of the Preferred Stock of the Corporation which shall be designated as the "Series A Junior Participating Preferred Stock," par value $1.00 per share, and the number of shares constituting such series shall be one million
         (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                           (B)      Dividends and Distributions

                    (i) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the [regular quarterly dividend payment date] (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 2, 1990 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause
               (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (i) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
                    Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                         (iii) Dividends shall begin to accrue and be cumulative
                    on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                           (C)  The   holders  of  shares  of  Series  A  Junior
         Participating Preferred Stock shall have the following voting rights:

                         (i) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

                         (ii) Except as otherwise provided herein or by law, the
                    holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                         (iii) Except as otherwise set forth herein,  and except
                    as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                           (D)      Certain Restrictions

                         (i) Whenever dividends or distributions  payable on the
                    Series A Junior Participating Preferred Stock as provided in Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                    up) to the Series A Junior Participating Preferred Stock;

                         (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (c) except as  permitted  in Section  (D)(i)(d)  below,
                    redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

                         (d) purchase or otherwise acquire for consideration any
                    shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                         (ii) The Corporation shall not permit any subsidiary of
                    the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section D, purchase or otherwise acquire such shares at such time and in such manner.

                           (E)        Required Shares

                           Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

                           (F)        Liquidation, Dissolution or Winding Up

                         (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph
                    (iii) below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation

                    Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                         (ii) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                         (iii) In the  event the  Corporation  shall at any time
                    after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (G)        Consolidation, Merger, etc.

                           In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                           (H)        Redemption

                    The shares of Series A Junior Participating Preferred Stock shall not be redeemable.



                           (I)        Ranking

                           The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                           (J)        Fractional Shares

                           Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

               SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                  (1) No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any directors individually, or any firm of which any directors may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                  (2) The Board of Directors shall have power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any and, if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, subject however, to the provisions of the Charter, and to direct and determine the use and disposition of any of such surplus or net profits. The Board of Directors may in its discretion use and apply any of such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

                  (3) The Corporation reserves the right to make, from time to time, any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms of any class of its stock, whether issued or unissued, by classification, reclassification, or otherwise. Any amendment of the Charter shall be valid and effective if such amendment shall have been authorized by the affirmative vote of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise required by the provisions of Article FOURTH and Article EIGHTH of this Charter.

                  (4) The Board of Directors shall have power by order or regulation to declare the whole or any portion of the manufacturing operations and processes of the Corporation to be secret, in which case no stockholder, director, officer or other person, except under permit duly obtained in the manner authorized by the Board, shall have the right or be permitted to view or inspect the operations or processes which shall have been declared to be secret, or to enter the premises where such operations or processes shall be carried on; but the stockholders by the affirmative vote of a majority in interest of those entitled to vote may suspend the operation of any such order or regulation and in like manner may suspend the power of the Board to make such order or regulation.

                  EIGHTH: (1) For purposes of this Article EIGHTH, any terms not defined herein shall have the meanings indicated in Subtitle 6 of Title 3 of the Maryland General Corporation Law Section 3-601 and Section 3-603(a)(1), as in effect on January 1, 1984.

                  (2) In addition to any vote otherwise required by law, a business combination shall be recommended by the Board of Directors and approved by the affirmative vote of at least:

                           (A) 80% of the votes entitled to be cast by all outstanding shares of voting stock of the Corporation, voting together as a single voting group; and

                           (B) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by an interested stockholder who is (or whose affiliate is) a party to the business combination or an affiliate or associate of the interested stockholder, voting together as a single group.

                  (3) Notwithstanding subsection (2) above, a business combination may be approved by the affirmative vote of two-thirds of the votes entitled to be cast by outstanding shares of voting stock of the Corporation if:

               (A) there are one or more continuing directors and the business combination shall have been approved by a majority of them; or

               (B) (i) the consideration to be received by stockholders of each class of stock of the Corporation shall be in cash or in the same form as the interested stockholder has previously paid for shares of such class of stock; and

                    (ii) the cash, or market value of the  property,  securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the business combination is not less than the higher of:

                    1. the highest per share price paid by the interested stockholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the business combination, with appropriate adjustments for stock splits, stock dividends and like contributions; or

                    2. the market value of such shares, on the date the business combination is approved by the Board of Directors.

                  (4) For the purposes of this Article EIGHTH, the term "continuing director" shall mean any member of the Board of Directors who is not an affiliate or associate of an interested stockholder and any successor who is elected to succeed a continuing director by a majority of the continuing directors.

                  (5) This Article EIGHTH may be amended or repealed only in the manner and by the vote required to approve business combinations set forth in subsection (2) above.

     3. The amendment to and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders as required by law.

     4. The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 210,000,000, $1.00 par value per share, of which 200,000,000 were shares of Common Stock and 10,000,000 were shares of Preferred Stock, having an aggregate par value of $210,000,000.

     5. The total number of shares of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is 410,000,000 shares, $1.00 par value per share, of which 400,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock, having an aggregate par value of $410,000,000. The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the amendments to the charter of the Corporation contained in these Articles of Amendment and Restatement.

     6. The current address of the principal office of the Corporation is as set forth in Article THIRD of the charter of the Corporation as amended and restated herein.

     7. The name and address of the Corporation's current resident agent is as set forth in Article THIRD of the charter of the Corporation as amended and restated herein.

     8. The Corporation has thirteen directors currently in office whose names are J. H. Biggs, B. A. Bridgewater, Jr., B. B. Byron, W. E. Cornelius, W. H. Danforth, K. M. Duberstein, W. S. Kanaga, J. S. McDonnell III, J. F. McDonnell,
G. A. Schaefer, H. C. Stonecipher, R. L. Thompson and P. R. Vagelos.

         The undersigned Senior Vice President and General Counsel acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Senior Vice President and General Counsel acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Senior Vice President and General Counsel and attested to by its Secretary on this 7th day of May, 1996.


ATTEST:                                  MCDONNELL DOUGLAS CORPORATION




/s/Steven N. Frank                      By:/s/F. Mark Kuhlmann     (SEAL)
Steven N. Frank                            F. Mark Kuhlmann
Secretary                                  Senior Vice President
                                           and General Counsel